Exhibit 10.3

GT SOLAR INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of [                ], 2009(1), by and between GT Solar International, Inc., a Delaware corporation (the “Company”), and [                                                                  ](2) (“Grantee”).  Certain definitions are set forth in Section 6 of this Agreement.

[                              ](3), a director of the Company (“Director”), has notified the Company of Director’s request that any equity awards the Compensation Committee (the “Committee”) of the Board (defined below) might otherwise approve on Director’s behalf be made by the Company to Grantee in lieu of granting any equity awards to Director.  The Committee determined to grant equity awards to Grantee that would otherwise be granted to Director for Director’s Board service.  Accordingly, on the date hereof, the Company hereby grants to Grantee [                ] restricted stock units (the “RSUs”)(4).

Each RSU entitles Grantee to receive from the Company one share of the Company’s common stock, par value $.01 per share (“Common Stock”) for each RSU granted hereunder that becomes vested under the terms described herein.  All of such shares of Common Stock that may hereafter be delivered to Grantee pursuant to this Agreement are referred to herein as “Grantee Stock.”  The issuance of shares of the Grantee Stock to Grantee hereunder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder.

The parties hereto agree as follows:

1.             Grant of the RSUs.

(a)           The Company hereby grants to Grantee [                ]  RSUs, subject to the terms and conditions hereunder.  Grantee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, Grantee with any protection against potential future dilution of any stockholder interest Grantee may have in the Company for any reason.  Grantee shall not have the rights of a stockholder in respect of the shares of Grantee Stock underlying these RSUs until such Grantee Stock is delivered to Grantee in accordance with Section 3.

(b)           In connection with the receipt of the RSUs and the delivery of any Grantee Stock hereunder, Grantee represents and warrants to, and agrees with, the Company that:

(1) The date of the annual meeting of stockholders should be the date of the Agreement and the date of the grant.   Vesting in Section 2 should be one year from the date of the annual meeting of stockholders.

(2) Insert name of the GFI fund.

(3) Inset name of the director.

(4) Having an aggregate value as of the date of grant equal to $60,000.

(i)            The RSUs and the Grantee Stock to be acquired by Grantee pursuant to this Agreement shall be acquired for Grantee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the RSUs and the Grantee Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)           This Agreement constitutes the legal, valid and binding obligation of Grantee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Grantee do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Grantee is a party or any judgment, order or decree to which Grantee is subject.

(iii)          Grantee has not taken any action that constitutes a conflict with, violation or breach of, and the execution and delivery of this Agreement and the other agreements contemplated hereby will not conflict with, violate or cause a breach of, any noncompete, nonsolicitation or confidentiality agreement to which Grantee is a party or by which Grantee is bound.  Grantee agrees to notify the Board of any matter (including, but not limited to, any potential acquisition by the Company) which, to Grantee’s knowledge, might reasonably be expected to violate or cause a breach of any such agreement.

(iv)          Grantee has been advised and encouraged in writing (via this Agreement) to consult with an attorney and a tax advisor prior to signing this Agreement.

(c)           The Company and Grantee acknowledge and agree that this Agreement has been executed and delivered, the RSUs have been granted and any Grantee Stock that may be delivered hereunder will be delivered, in connection with and as a part of the compensation and incentive arrangements between the Company (together with its Subsidiaries) and Director.

(d)           In connection with the issuance of any Grantee Stock hereunder, Grantee hereby agrees and acknowledges that all of the shares of the Grantee Stock are subject in all respects to the terms of this Agreement.

2.             Vesting.

(a)           Except as otherwise provided in this Section 2 and subject to the other terms and conditions of this Agreement, all of the RSUs shall remain unvested until                   , 2010(5), on which date all of the RSUs shall become fully vested, if as of such date Director has continuously served as a director on the Board and/or the board of directors of any of the Subsidiaries since the date of grant.

(b)           Except as otherwise provided in this Section 2, if Director’s directorship with the Company (or any of its direct or indirect wholly-owned Subsidiaries, as applicable) terminates for any reason (including upon the death or disability of Director prior to the vesting

(5) Insert one-year from date of 2009 annual stockholders meeting.

of all or any portion of the RSUs awarded under this Agreement), any portion of the RSUs unvested as immediately prior to such termination shall immediately be cancelled and Grantee shall forfeit any rights or interests in and with respect to any such unvested RSUs.

(c)           In addition to Section 2(a) above, upon a termination of Director’s directorship with the Company (or any of its direct or indirect wholly-owned Subsidiaries, as applicable) prior to June [      ], 2010 that also constitutes a “separation from service” within the meaning of Code Section 409A following a Change in Control of the Company (a “Change in Control Termination”), all of the RSUs unvested prior to such Change in Control Termination shall vest on the date of the Change in Control Termination.

3.             Delivery of Common Stock.  Subject to the terms of Section 5 below, if the RSUs awarded by this Agreement become vested, the Company shall promptly distribute to Grantee the number of shares of Common Stock equal to the number of the RSUs that so vested; provided that to the extent required by Code Section 409A, delivery of shares of Common Stock upon a Participant’s “separation from service” within the meaning of Code Section 409A shall be deferred until the six month anniversary of such separation from service.  In connection with the delivery of the shares of Common Stock pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company and provide therein customary representations and warranties related to the receipt of such shares of Common Stock.

4.             Certificates.  The shares of Grantee Stock may be in certificated or uncertificated form, as permitted by the Company’s Bylaws.

5.             Corporate Event.

(a)           In the event any dividend or distribution of Common Stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, change of control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock, or in the event of the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to a Third Party (or group of affiliated Third Parties) (each, a “Corporate Event”), the Board shall, in such manner as it in good faith deems equitable, (i) adjust any or all of the number of shares of Grantee Stock or other securities of the Company (or number and kind of other securities or property) subject to the RSUs, or (ii) make provision for an immediate cash payment to Grantee in consideration for the cancellation of the RSUs.  Notwithstanding the provisions of this Section 5 or Section 2(c), in the event (x) any RSUs would otherwise vest pursuant to Section 2(c) and (y) the Company is not the surviving entity in any Change in Control or the Company sold, transferred or otherwise disposed of all or substantially all of its business or assets pursuant to such Change in Control, then the Company may provide that any successor to the Company and/or its assets pursuant to such Change in Control shall provide Grantee with the same per share consideration provided to a holder of Common Stock in connection with such Change in Control in lieu of otherwise allowing such RSUs to vest pursuant to Section 2(c).

(b)           If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing any or all of the RSUs with substitute awards in respect of the Grantee Stock issuable under the RSUs, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares of Common Stock, pricing and otherwise, which shall substantially preserve the value, rights and benefits of the RSUs granted hereunder as of the date of the consummation of the Corporate Event.  If any Corporate Event occurs, the Company shall have the right, but not the obligation, to: (i) accelerate the partial or full vesting of the RSUs following the Company’s public announcement of such Corporate Event, (ii) cancel Grantee’s RSUs that have not become vested and are not scheduled to become vested immediately prior to such Corporate Event, (iii) permit Grantee, at its election and within any time period as the Committee may prescribe, to surrender Grantee’s RSUs (or any portion thereof) and to pay to Grantee in connection with the cancellation of such RSUs an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such cancelled RSUs, and (iv) require Grantee to surrender the RSUs (or any portion thereof) (A) in exchange for cash payment as described in clause (iii) or (B) in exchange for another award which the Committee, in the good faith exercise of its business judgment, determines to have a value substantially equivalent to the value of the RSUs surrendered.

(c)           Upon receipt by Grantee of any substitute awards (or payment) as a result of any such Corporate Event pursuant to Section 5(b) above, Grantee’s affected RSUs for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of Grantee.

6.             Definitions.

“Board” means the Company’s Board of Directors.

“Change in Control” means (i) the consummation of any transaction or series of transactions resulting in a Third Party (or group of affiliated Third Parties) owning, directly or indirectly, securities of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company’s securities) or (ii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to a Third Party (or group of affiliated Third Parties).

“Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Fair Market Value” means (a) while the shares of Common Stock are readily traded on an established national or regional securities exchange, the closing transaction price of such shares as reported by the principal exchange on which such shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, the opening transaction price as reported by exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the shares of Common Stock are not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such shares on the date as of which such value is being determined, where quoted for such shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

“Third Party” means any person or entity who or which (i) did not own any of the Company’s securities as of June 30, 2008, (ii) is not controlling, controlled by or under common control with any person or entity that owned any of the Company’s securities on June 30, 2008 and (iii) is not the spouse or descendant (by birth or adoption) of any person who directly or indirectly owns or controls any of the Company’s securities as of June 30, 2008.

7.             Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

To the Company:

GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
Attention: General Counsel

To Grantee:

c/o GFI Energy Ventures LLC
11611 San Vicente Blvd., Suite 710
Los Angeles, California 90049

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

8.             General Provisions.

(a)           Transferability.  The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; provided that Grantee may distribute any or all of the RSUs to its [members] in accordance with applicable laws and the [limited liability company] agreement or comparable agreement of Grantee.  All provisions of this Agreement shall in any event continue to apply to any RSU transferred as permitted by this Section 8(a), and any transferee shall be bound by all provisions of this Agreement as and to the same extent as Grantee.  Any transfer or attempted transfer of any RSUs in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such RSUs as the owner of such stock for any purpose.

(b)           Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on the Grantee Stock as it may deem advisable or appropriate.

(i)            General Restrictions.  The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(ii)           Legend on Certificates.  The Committee, in its sole discretion, may legend the certificates representing Grantee Stock prior to the vesting thereof to give appropriate notice of such restrictions.

(c)           Compliance with Laws.  The Committee may, but shall not be required to, amend or modify the terms hereunder to the extent necessary to avoid the imposition of taxes under Code Section 409A.  The Company intends to administer the award of the RSUs granted thereunder in a manner that complies with Code Section 409A, however, the Company shall not be responsible for any additional tax imposed pursuant to Code Section 409A, nor will the Company indemnify or otherwise reimburse Grantee for any liability incurred as a result of Code Section 409A.

(d)           Withholding Taxes.  The Company shall be entitled to withhold from any amounts due and payable by the Company and/or any of its Subsidiaries to Grantee the amount of any federal, state, local or other tax which, in the opinion of the Company, is required to be withheld in connection with the vesting of the RSUs, the delivery of shares of the Grantee Stock or the delivery of cash, securities or other property as provided in Section 5.  To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery or vesting, as applicable, of such shares of the Grantee Stock that Grantee make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld.  The Board, upon the written request of Grantee, in the Board’s sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy all or part of the tax obligations in connection with the vesting of the RSUs or the delivery of the shares of Grantee Stock by (i) having the Company withhold otherwise deliverable shares, or (ii) delivering to the Company shares that have been held by Grantee for at least six months, in each case having a Fair Market Value equal to the amount sufficient to satisfy such tax obligations.

(e)           No Corporate Action Restriction.  Neither the existence of this Agreement nor the RSUs shall limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or affiliate.  Neither Grantee nor any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary or affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or affiliate, as a result of any such action.

(f)            Restrictions on Shares.  The RSUs shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Grantee Stock issuable in respect of the RSUs upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with the delivery of shares of Grantee Stock, such shares of Grantee Stock shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  No shares of Grantee Stock shall be delivered hereunder, unless the issuance and delivery of such shares of Grantee Stock shall comply with all relevant regulations and any registration, approval or action thereunder.

(g)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(h)           Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(i)            Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(j)            Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Grantee, the Company and their respective successors and assigns (including subsequent permitted holders of the RSUs or the Grantee Stock, and with respect to the Company, any successor thereto whether the existence of such successor is the result of direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company); provided that the rights and obligations of Grantee under this Agreement shall not be assignable except in connection with a permitted transfer of the Grantee Stock hereunder.

(k)           Choice of Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(l)            Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(m)          Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Grantee.

*      *      *      *

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement on the date first written above.

GT SOLAR INTERNATIONAL, INC.

By:

Name:

Title:

[ ]

By:

Name:

Title:

[Signature Page - Restricted Stock Unit Agreement with [Fund Entity]]